Exhibit 24
                                                          November 30, 2007
Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Re:  Authorization to Sign Rule 16 Forms
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To whom it may concern:
I am a Director of Genworth Financial, Inc. ("Genworth") and, until further written notice, I hereby individually authorize Leon E. Roday (Genworth's
Senior Vice President, General Counsel and Secretary), Richard J. Oelhafen, Jr.
(Genworth's Vice President and Assistant Secretary) and Christine. A. Ness
(Assistant Secretary) to sign on my behalf a Form 3 and any Form 4 or Form 5 or related form that I have filed or may file hereafter in connection with my direct or indirect beneficial ownership of Genworth securities, and to take any other action of any type whatsoever in connection with the foregoing which in his or her opinion may be of benefit to, in the best interest of, or legally required by me.
                                           Very truly yours,
                                           /s/ Risa J. Lavizzo-Mourey
                                           Risa J. Lavizzo-Mourey